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                             [IMPERIAL BANK LETTERHEAD]
                                    Member FDIC

                                  CREDIT AGREEMENT

       This Credit Agreement ("Agreement") is made and entered into on December 2, 1998, by and between Eco Soil Systems, Inc., a Nebraska Corporation, Aspen Consulting Companies, Inc., a Colorado Corporation, Turf Specialty, Inc., a Delaware Corporation, Eco Turf Products, Inc., a Delaware Corporation, Mitigation Services, Inc., a Delaware Corporation, Agricultural Supply, Inc., a Delaware Corporation, Benham Chemical Corporation, a Michigan Corporation, Turf Acquisition Sub, Inc., a Delaware Corporation, and Yuma Acquisition Sub, Inc., a Delaware Corporation (collectively, "Borrower") and Imperial Bank, a California banking corporation, ("Bank").

       Subject to the terms and conditions of this Agreement, any security agreement(s) executed by Borrower in favor of Bank, any note(s) executed by Borrower in favor of Bank, or any other agreements executed in conjunction therewith (collectively, the "Loan Documents"), Bank shall make the loans and or advances (individually a "Loan" and collectively "Loans") referred to below to Borrower.

       In consideration of mutual covenants and conditions hereof, the parties hereto agree as follows:

1.     AMOUNT AND TERMS OF CREDIT

1.01   REVOLVING CREDIT COMMITMENT.

       (a). REVOLVING LINE OF CREDIT. Subject to the terms and conditions of this Agreement, provided that no Event of Default then has occurred and is continuing, Bank shall, upon Borrower's request make advances ("Revolving Loans") to Borrower, for general corporate purposes, including, without limitation, acquisitions, capital expenditures, construction of proprietary systems, repayment of existing debt, financing working capital and payments with respect to capital stock, in an amount not to exceed $10,000,000 (the "Revolving Line of Credit") until April 28, 2000 (the "Revolving Line of Credit Maturity Date"). Revolving Loans may be repaid and re-borrowed, subject to the provisions of the LIBOR Addendum attached to the promissory note evidencing the Revolving Line of Credit, provided that all outstanding principal and accrued interest on the Revolving Loans shall be payable in full on the Revolving Line of Credit Maturity Date.

       (b) REVOLVING LOANS INTEREST. Borrower shall pay to Bank from the date of the initial Revolving Loan until all Revolving Loans are paid in full, on or before the 5th day of each month, commencing with the month following the month in which funds are first disbursed, interest on the average daily unpaid balance of the Revolving Loans during the immediately preceding month at a variable rate of interest equal to one half of one percent (.50%) in excess of the Prime Rate as defined below or, at Borrower's option, at an annual rate equal to the LIBOR Rate plus three percent (3.00%) as specified in the LIBOR Addendum annexed to the promissory note evidencing the Revolving Line of Credit.

       (c) LETTER OF CREDIT USAGE AND SUBLIMIT. Subject to availability under the Revolving Line of Credit, at any time and from time to time from the date hereof through the banking day immediately prior to the Revolving Line of Credit Maturity Date, Bank shall issue for the account of Borrower such standby and commercial letters of credit ("Letters of Credit") as Borrower may request, which requests shall be made by delivering to Bank a duly executed letter of credit application on Bank's standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed $5,000,000 ("Letter of Credit Sublimit") and (ii) shall be deemed to constitute Revolving Loans for the purpose of calculating availability under the Revolving Line of Credit. Unless Borrower shall have deposited with Bank cash collateral in an amount sufficient to cover all undrawn amounts under each such Letter of Credit and Bank shall have agreed in writing, no Letter of Credit shall have an expiration date that is later than the Revolving Line of Credit Maturity Date. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit agreement. Borrower will pay all usual issuance and other fees that Bank notifies Borrower will be charged for issuing and processing Letters of Credit for Borrower.

       (d) FORWARD CONTRACTS. Subject to availability under the Revolving Line of Credit, at any time and from time to time from the date hereof through the Revolving Credit Maturity Date, Bank will allocate up to $50,000 for exposure on foreign exchange contracts ("Forward Contracts") on terms acceptable to Bank, provided that the aggregate amount of Forward Contracts at any one time shall not exceed five hundred thousand dollars ($500,000).

1.02. INTEREST CALCULATIONS. The term "Prime Rate" shall mean the rate that the Bank has announced as its prime lending rate, which shall vary concurrently with any change in the Prime Rate. The term "LIBOR Rate" shall mean the LIBOR rate as specified in the LIBOR Addendum annexed to any promissory note. Interest based on the Prime Rate shall vary concurrently with any change in the Prime

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ECO SOIL SYSTEMS, INC. CREDIT AGREEMENT


Rate. All interest shall be computed at the rate specified in any note on the basis of the actual number of days during which the principal balance of the corresponding Loans are outstanding divided by 360, which shall for interest computation purposes be considered one (1) year.

1.03 LOAN FEE. In addition to any other amounts due, or to become due, concurrent with the execution hereof, in connection with the Revolving Line of Credit, Borrower shall pay to Bank a loan fee of thirty-three thousand dollars ($33,000).

1.04 DOCUMENTATION FEE, COSTS AND EXPENSES. In addition to any other amounts due, or to become due, concurrently with the execution hereof, Borrower agrees to pay to Bank a documentation fee in the amount of $250 and all other costs and expenses incurred by the Bank in the preparation of this Agreement, the other Loan Documents and the perfection of any security interest granted to Bank by Borrower.

1.05 LATE CHARGE. If any installment payment, interest payment, principal payment or principal balance due hereunder or due under any note or obligation issued pursuant to this Agreement is delinquent ten (10) or more days, Borrower agrees to pay Bank a late charge in the amount of five percent (5%) of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the Bank to accept payment of any payment past due or less than the total unpaid principal balance after maturity. All payments, at Bank's sole discretion, shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal.

1.06 DEFAULT RATE. If an Event of Default occurs hereunder, then during the continuance thereof at the Bank's option, the interest rate shall be five percent (5%) per year in excess of the rate otherwise applicable.

1.07 COLLATERAL. Borrower shall grant or cause to be granted to Bank a first priority lien on any and all personal property assets of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest or pursuant to the terms of any security agreement, an intellectual property security agreement or otherwise as security for all of Borrower's obligations to Bank.

2.     REPRESENTATIONS OF BORROWER

               Borrower represents and warrants that:

2.01 EXISTENCE AND RIGHTS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the state of their incorporation, without limit as to the duration of its existence. Borrower is authorized and in good standing to do business in the state of its incorporation; Borrower has the appropriate powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each state in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the consolidated financial condition of Borrower; and Borrower has the power and adequate authority to make and carry out this Agreement. Borrower has no investment in any other business entity unless specified in writing to Bank.

2.02 AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement and the Loan Documents are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's charter/articles of incorporation or similar document as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms; subject only to bankruptcy, insolvency or similar laws affecting creditors rights generally.

2.03 NO CONFLICT. The execution, delivery and performance of this Agreement and the Loan Documents are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

2.04 LITIGATION. Except as disclosed in writing to bank by Borrower, there is no litigation or other proceeding pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower which if determined adversely to Borrower or its interest would have a material adverse effect on the consolidated financial condition of Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

2.05 FINANCIAL CONDITION. The consolidated balance sheet of Borrower as of September 30, 1998, and the related profit and loss statement for the twelve months ended as of that date, a copy of which has heretofore been delivered to Bank by Borrower, and all other statements and data submitted in

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writing by Borrower to Bank in connection with this request for credit are true and correct, and said balance sheet truly presents the consolidated financial condition of Borrower as of the date thereof, and has been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date there have been no material adverse changes in the consolidated financial condition or business of Borrower. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its consolidated financial condition, operations or business as now conducted.

2.06 TITLE TO ASSETS. Borrower has good title to its assets, and the same are not subject to any liens or encumbrances other than those permitted by
Section 5.03 hereof.

2.07 TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

2.08 TRADEMARKS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

2.09 REGULATION U. None of the proceeds of any Loan shall be used to purchase or carry margin stock (as defined within Regulation U of the Board of Governors of the Federal Reserve system).

2.10 ERISA. All defined benefit pension plans as defined in the Employees Retirement Income Security Act of 1974, as amended ("ERISA"), of Borrower meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA in all material respects, and no Reportable Event or Prohibited Transaction as defined in ERISA has occurred with respect to any such plan.

2.11 YEAR 2000 COMPLIANCE. Borrower and its subsidiaries, as applicable, have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a material adverse effect upon its consolidated financial condition, operations or business as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Borrower may be unable to recognize and properly perform date sensitive functions involving certain dates prior to and any dates on or after December 31, 1999.

3.             CONDITIONS PRECEDENT TO LOAN

               Prior to Bank being obligated to make any Loan pursuant to this Agreement, Bank must receive all of the following, each of which must be in form and substance satisfactory to Bank:

3.01           PROMISSORY NOTE(S).  Original, executed promissory note(s).

3.02 INSURANCE. Borrower shall have delivered to Bank evidence of insurance coverage required pursuant to Section 4.03 in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

3.03 ORGANIZATIONAL DOCUMENTS. Copies of the charter/articles of incorporation, or similar document as the case may be, of the Borrower.

3.04 AUTHORIZATIONS. Certified copies of all action taken by the Borrower and each grantor of a security interest to authorize the execution, delivery and performance of the Loan Documents.

3.05 GOOD STANDING. Good standing certificates from the appropriate secretary of state of the state in which the Borrower is required to be qualified to do business unless failure to so qualify could not reasonably be expected to have a material adverse effect on the consolidated financial condition of Borrower.

3.06 ADDITIONAL DOCUMENTS. Such other documents as Bank may reasonably deem necessary to obtain a first priority interest in and to any collateral securing any Loan.

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4.     AFFIRMATIVE COVENANTS OF BORROWER

               Borrower agrees that so long as it is indebted to Bank, under borrowings, or other indebtedness, or so long as Bank has any obligation to extend credit to Borrower it will, unless Bank shall otherwise consent in writing (such consent not to be unreasonably withheld):

4.01 RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair (unless such property, equipment or facilities are obsolete or failure to maintain such property, equipment or facility could not reasonably be expected to have a material adverse effect on the consolidated financial condition of Borrower); conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.

4.02 USE OF PROCEEDS. Use the proceeds of the Loans only for purposes specified in Section l of this Agreement.

4.03 INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses and/or in the exercise of good business judgment. Bank to be shown as Lenders Loss Payee on such policies.

4.04 TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

               (a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its consolidated financial condition or the loss of any right of redemption from any sale thereunder; and

               (b) It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it to be adequate with respect thereto.

4.05 RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times and upon reasonable notice during normal business hours; and furnish Bank:

               (a) MONTHLY FINANCIAL STATEMENT. As soon as available, and in any event within thirty (30) days after the close of each month, a consolidated balance sheet, profit and loss statement and reconciliation of Borrower's capital balance accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail and reasonably acceptable to Bank, in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower;

               (b) QUARTERLY FINANCIAL STATEMENT. As soon as available, and in any event within forty-five (45) days after the close of each quarter, a consolidated balance sheet, profit and loss statement and reconciliation of Borrower's capital balance accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail and reasonably acceptable to Bank, in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower;

               (c) ANNUAL FINANCIAL STATEMENT. As soon as available, and in any event within ninety (90) days after and as of the close of each fiscal year of Borrower, a consolidated report of audit of Borrower, all in reasonable detail, prepared on an audited basis by an independent certified public accountant selected by Borrower and reasonably acceptable to Bank, in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower;

               (d) OFFICER'S CERTIFICATE. Within ninety (90) days after the end of the fiscal year ended of Borrower, a certificate of the controller or chief financial officer of Borrower, stating that Borrower has performed and observed each and every covenant contained in this Agreement to be performed by it and that no event has occurred and no condition then exists which constitutes an Event of Default hereunder or would constitute such an Event of Default upon the

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       lapse of time or upon the giving of notice and the lapse of time specified herein; or, if any such event has occurred or any such condition exists, specifying the nature thereof;

               (e) AUDIT REPORTS. Promptly after the receipt thereof by Borrower, copies of any detailed audit reports submitted to Borrower by independent accountants in connection with each annual or interim work on the accounts of Borrower made by such accountants;

               (f) OTHER INFORMATION. Such other information relating to the affairs of Borrower as the Bank reasonably may request from time to time.

4.06 MODIFIED QUICK RATIO. Maintain at all times a consolidated minimum ratio of total accounts receivable divided by total Trading Liabilities (meaning the total of Revolving Loans, accounts payable and accrued liabilities) of .85 to 1.00.

4.07 TRADING CAPITAL. Maintain at all times consolidated Trading Capital (meaning total accounts receivable and inventory minus total Trading Liabilities as defined in section 4.06) of not less than fifteen million dollars ($15,000,000).

4.08 EFFECTIVE TANGIBLE NET WORTH. Maintain at all times a consolidated Effective Tangible Net Worth (defined as (a) stockholder's equity (including without limitation preferred stock) less any value for goodwill, trademarks, patents, copyrights, leaseholds, organization expense and other similar intangible items, and any amounts due from stockholders, officers and affiliates plus (b) subordinated debt including, without limitation, the $15,000,000.00 offering of senior subordinated notes with detachable warrants offered pursuant to the Note and Warrant Purchase Agreement and the Common Stock Purchase Warrant, each dated as of August 25, 1998) of not less than thirty-six million dollars ($36,000,000).

4.09 TOTAL LIABILITIES TO EFFECTIVE TANGIBLE NET WORTH. Maintain at all times a consolidated ratio of total liabilities to Effective Tangible Net Worth (as defined in section 4.08) of not greater than .75 to 1.00.

4.10 PROFITABILITY. Maintain on a consolidated basis, profitable operations (meaning a net profit after taxes) of at least one dollar ($1) on an annual (calendar year) basis.

4.11 ERISA. Cause all defined benefit pension plans, as defined in ERISA, of Borrower to, at all times, meet the minimum funding standards of
Section 302 of ERISA in all material respects, and ensure that no Reportable Event or Prohibited Transaction, as defined in ERISA, will occur with respect to any such plan.

4.12 LAWS. At all times comply with, or cause to be complied with, all laws, statutes, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower or Borrower's business, unless such failure of compliance could not reasonably be expected to have a material adverse effect on the consolidated financial condition of Borrower.

4.13 USE OF PROCEEDS. Use the proceeds of the Loans only for the purposes specified in Section I herein.

4.14 GAAP. Compliance with all financial covenants shall be calculated based on generally accepted accounting principles applied on a consistent basis as maintained by Borrower. The term "consolidated" as used herein refers to the Borrower and all subsidiaries required to be consolidated with Borrower in accordance with GAAP.

4.15 YEAR 2000 COMPLIANT. Perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors whose compliance is likely to be material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Agent such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Bank may from time to time require.

4.16 OPERATING ACCOUNTS. Maintain all significant business deposit accounts at Bank.

4.17 NOTICES. Promptly notify Bank in writing of (i) the occurrence of any Event of Default hereunder or any event which upon notice and lapse of time would be an Event of Default; (ii) all

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litigation affecting Borrower where the amount is $50,000 or more; any substantial dispute which may exist between Borrower and any governmental regulatory body or law enforcement authority; any change in Borrower's name or principal place of business; or any other matter which has resulted or might result in a material adverse change in Borrower's financial condition or operations.

5.             NEGATIVE COVENANTS OF BORROWER

               Borrower agrees that so long as it is indebted to Bank, or so long as Bank has any obligation to extend credit to Borrower, it will not, without Bank's written consent (such consent not to be unreasonably withheld):

5.01 TYPE OF BUSINESS; MANAGEMENT; CHANGE IN CONTROL. Make any substantial change in the character of its business or make any change in its executive management.

5.02   OUTSIDE INDEBTEDNESS.   (a) Create, incur, assume or permit to exist any
indebtedness for borrowed moneys in excess of one million dollars ($1,000,000) other than (i) Loans from the Bank, (ii) obligations now existing as shown in the financial statement dated September 30, 1998, excluding those obligations being refinanced by Bank, (iii) indebtedness incurred in connection with acquisitions prior to the date of this Agreement for post-acquisition performance of the business or assets acquired in connection with such acquisition ("Earn Out Obligations"), (iv) indebtedness secured by liens permitted pursuant to Section 5.03 below and (v) short term trade indebtedness, or (b) sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due or to become due.

5.03 LIENS AND ENCUMBRANCES. Create, incur, or assume any mortgage, pledge, encumbrance, lien or charge of any kind upon any asset now owned or hereafter acquired by it in excess of one million dollars ($ 1,000,000), other than liens for taxes not delinquent, liens in Bank's favor, liens granted in the ordinary course of business (including without limitation liens of carriers, warehousemen, mechanics, materialmen and other liens imposed by law), liens granted pursuant to capital leases or other equipment purchase contracts, liens with respect to Earn Out Obligations and liens with respect to that certain property located at 10740 Thornmint Road, San Diego, California 92127 (the "San Diego Property") and other than liens agreed to in writing by Bank.

5.04 LOANS, INVESTMENTS, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

5.05 ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary and normal course of its business as now conducted; or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same in excess of $1,000,000 prior to the Revolving Line of Credit Maturity Date but excluding the sale and lease back of the San Diego Property.

5.06   LOSSES.  Incur losses in the first quarter of fiscal 1999 (ended March
31) of greater than two million five hundred thousand dollars ($2,500,000) or incur quarterly losses in excess of one dollar ($1) in any two consecutive calendar quarters.

6.     EVENTS OF DEFAULT

               The occurrence of any of the following events of default ("Events of Default") shall, at Bank's option, terminate Bank's commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to Bank immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

6.01 FAILURE TO PAY. Failure to pay any installment of principal or of interest on any indebtedness of Borrower to Bank within five (5) days of its due date.

6.02 BREACH OF COVENANT. Failure of Borrower to perform any other term or condition of this Agreement or any Loan Document binding upon Borrower and such failure shall continue for more than thirty (30) days after the date which Borrower should have or shall have first become aware of such failure.

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6.03           BREACH OF WARRANTY.  Any of Borrower's representations or
warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

6.04 INSOLVENCY; RECEIVER OR TRUSTEE. Borrower shall become insolvent; or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

6.05 JUDGMENTS, ATTACHMENTS. Any money judgment in excess of $50,000, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any of its assets and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

6.06 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall not be dismissed within sixty (60) days thereafter.

6.07 REVOCATION OF SUBORDINATION AGREEMENT. Any subordination agreement required hereunder is breached or becomes ineffective; or any subordination creditor disavows or attempts to revoke or terminate such subordination agreement.

6.08 CESSATION OF BUSINESS. Borrower shall voluntarily suspend its business.

6.09 ADVERSE CHANGE. Any change which, has a materially adverse effect to the consolidated financial condition of Borrower.

6.10 OTHER DEFAULTS. Borrower, or any Guarantor of Borrower's obligations to Bank, shall commit or do or fail to commit or do any act or thing which would constitute an event of default (after expiration of applicable notice and cure periods) under any of the terms of any other agreement, document or instrument executed or to be executed by it concerning the obligation to pay money in excess of one hundred thousand dollars ($ 100,000).

6.11 ADVANCES. Notwithstanding anything to the contrary contained herein, Bank shall have no duty to make advances while any Event of Default exists notwithstanding any cure period provided for herein.

7.     MISCELLANEOUS PROVISIONS

7.01 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Bank or any holder of notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
All rights and remedies existing under this Agreement or any note(s) issued in connection with a Loan that Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

7.02 COUNTERPARTS; ENTIRE AGREEMENT. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

7.03 ATTORNEY'S FEES. Borrower will pay promptly to Bank without demand after notice, with interest thereon from the date of expenditure at the rate applicable to the Loan, reasonable attorneys' fees and all costs and expenses paid or incurred by Bank in collecting or compromising the Loan after the occurrence of an Event of Default, whether or not suit is filed. If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy or recovery awarded by the court.

7.04 REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

7.05 INUREMENT. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower.

7.06 APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the state of California, to the jurisdiction of whose courts the parties hereby agree to submit.

7.07 OFFSET. In addition to and not in limitation of all rights of offset that Bank or other holder of the Loan may have under applicable law, Bank or other holder of any note issued hereunder shall, upon the occurrence of any Event of Default or any event which with the passage of time or notice would constitute such an Event of Default, have the right to appropriate and apply to the payment of the Loan any and all balances, credits, deposits, accounts or monies of Borrower then or thereafter with Bank or other holder, within ten (10) days after the Event of Default, and notice of the occurrence of any Event of Default by Bank to Borrower.

7.08 SEVERABILITY. Should any one or more provisions of the Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

7.09 TIME OF THE ESSENCE. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

7.10 ACCOUNTING. All accounting terms shall have the meanings applied under generally accepted accounting principles unless otherwise specified.

7.11           REFERENCE PROVISION.

       (a) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Credit Agreement, any security agreement executed by Borrower in favor of Bank or any note executed by Borrower in favor of Bank or any other agreement or instrument issued in favor of Bank by Borrower (collectively in this Section, the "Agreement") which controversy, dispute or claim is not settled in writing within thirty (30) days after the "CLAIM DATE" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 ET SEQ. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the real property, if any, is located or San Diego County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP Section 170.6. The referee shall (a) be requested to set the matter for hearing within sixty
(60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the state of California having jurisdiction.
Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen
(15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

       (b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

       (c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the state of California. The rules of evidence applicable to proceedings at law in the state of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

       (d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

7.12 SURETYSHIP WAIVERS AND CONSENTS. Each Borrower agrees that it is jointly and severally, directly, and primarily liable to Bank for payment in full of all obligations under the Loan Documents ("Obligations") and that such liability is independent of the duties, obligations and liabilities of the other Borrower. The Loan Documents are a primary and original obligation of each Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the Loan Documents. Each Borrower acknowledges that the obligations of such Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of persons or entities other than such Borrower (including any other Borrower party hereto) and, in full recognition of that fact, each Borrower consents and agrees that the Bank may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation, or revocation of this Agreement by any one or more Borrowers, and without affecting the enforceability or continuing effectiveness hereof as to each Borrower: (a) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval, or consent with respect to, the Obligations or any part thereof, or any of the Loan Documents or any additional security or guaranties, or any condition covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof-, (d) accept partial payments on the Obligations; (e) receive and hold additional security or guaranties for the Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as the Bank in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Obligations or any part thereof; (h) settle, release on terms satisfactory to the Bank or by operation of applicable laws, or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (i) consent to the merger, change, or any other restructuring or termination of the corporate or partnership existence of any Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring, or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

       Upon the occurrence and during the continuance of any Event of Default, the Bank may enforce this Agreement independently as to each Borrower and independently of any other remedy or security the Bank at any time may have or hold in connection with the Obligations, and it shall not be necessary for the Bank to marshal assets in favor of any Borrower or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. Each Borrower expressly waives any right to require the Bank to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any Collateral provided by any Person, and agrees that the Bank may proceed against Borrowers or any Collateral in such order as it shall determine in its sole and absolute discretion.

       The Bank may file a separate action or actions against any Borrower, whether action is brought or prosecuted with respect to any security or against any other person, or whether any other person is joined in any such action or actions. Each Borrower agrees that the Bank and any Borrower and any affiliate of any Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of this Agreement.

       The Banks hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by the Bank, all as though such amount had not been paid. The rights of the Bank created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower and whether or not any other Borrower shall have any personal liability with respect thereto.

       To the maximum extent permitted by applicable law and to the extent that a Borrower is deemed a guarantor, each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any other Borrower with respect to the Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Obligations or lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of any other Borrower (other than by reason of the full payment and performance of all Obligations), (d) any failure of the marshal assets in favor Bank of any Borrower or any other person, (e) any failure of the Bank to give notice of sale or other disposition of collateral to any Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) any failure of the Bank to comply with applicable law in connection with the sale or other disposition of any collateral or other security for any Obligation, including any failure of the Bank to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation, (g) any act or omission of the Bank or others that directly or indirectly results in or aids the discharge or release of any Borrower or the Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of the Bank to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by the Bank of the application or non-application of Section 111l(b)(2) of the United States Bankruptcy code, (k) any extension of credit or the grant of any lien under
Section 364 of the United States Bankruptcy code, (1) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any lien in favor of the Bank for any reason, or (o) any action taken by the Bank that is authorized by this section or any other provision of any Loan Document. Until such time as all of the Obligations have been fully, finally, and indefeasibly paid in full in cash: (i) each Borrower hereby waives and postpones any right of subrogation it has or may have as against any other Borrower with respect to the Obligations; and (ii) in addition, each borrower also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of any other Borrower. Each borrower expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations.

               In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Borrower authorizes the Bank, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting the obligations of any Borrower, the enforceability of this Agreement, or the validity or enforceability of any Liens of the Bank, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale.

       To the fullest extent permitted by applicable law, to the extent that a Borrower is deemed a guarantor, each Borrower expressly waives any defenses to the enforcement of this Agreement or any rights of the Bank created or granted hereby or to the recovery by the Bank against any Borrower or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Borrowers and may preclude Borrowers from obtaining reimbursement or contribution from other Borrowers. To the fullest extent permitted by applicable law, each Borrower expressly waives any suretyship defenses or benefits that it otherwise might or would have under applicable law. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS SECTION, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY THE BANK, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE OBLIGATIONS, HAS DESTROYED SUCH BORROWER'S RIGHTS OF SUBROGATION AND

REIMBURSEMENT AGAINST THE OTHER BORROWERS BY THE OPERATION OF LAW, INCLUDING BUT NOT LIMITED TO SECTION 580d OF THE CODE OF CIVIL PROCEDURE, OR OTHERWISE.

       Borrower and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Borrower otherwise may have against any other Borrower, the Bank or others, or against Collateral. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

7.13 This Agreement may be modified only by a writing signed by all parties hereto.

This Agreement is executed on behalf of the parties by duly authorized officers as of the date first above written.

ECO SOIL SYSTEMS, INC.                       IMPERIAL BANK
("BORROWER")                                 ("BANK")


By:  /s/ WILLIAM B. ADAMS                    By: /s/
     ----------------------------                 ----------------------------
     William B. Adams

Its:  CEO                                    Its:
     ----------------------------                 ----------------------------
Date:  12/8/98                               Date:
      ---------------------------                  ---------------------------


ASPEN CONSULTING COMPANIES, INC.
("BORROWER")

By:  /s/ WILLIAM B. ADAMS
     ----------------------------
     William B. Adams

Its:
     ----------------------------
Date:  12/8/98
      ---------------------------


TURF SPECIALTY, INC.
("BORROWER")

By:  /s/ WILLIAM B. ADAMS
     ----------------------------
     William B. Adams

Its:  Chairman
     ----------------------------
Date:  12/8/98
      ---------------------------


ECO TURF PRODUCTS, INC.
("BORROWER")

By:  /s/ WILLIAM B. ADAMS
     ----------------------------
     William B. Adams

Its:  Chairman
     ----------------------------
Date:  12/8/98
      ---------------------------

MITIGATION SERVICES, INC.
("BORROWER")

By:  /s/ WILLIAM B. ADAMS
     ----------------------------
     William B. Adams

Its:  Chairman
     ----------------------------
Date:  12/8/98
      ---------------------------


AGRICULTURAL SUPPLY, INC.
("BORROWER")

By:  /s/ WILLIAM B. ADAMS
     ----------------------------
     William B. Adams

Its:  Chairman
     ----------------------------
Date:  12/8/98
      ---------------------------


BENHAM CHEMICAL CORPORATION
("BORROWER")

By:  /s/ WILLIAM B. ADAMS
     ----------------------------
     William B. Adams

Its:  Chairman
      ---------------------------
Date:  12/8/98
      ---------------------------


TURF ACQUISITION SUB, INC.
("BORROWER")

By:  /s/ WILLIAM B. ADAMS
     ----------------------------
     William B. Adams

Its:  Chairman
     ----------------------------

Date:  12/8/98
      ---------------------------


YUMA ACQUISITION SUB, INC.
("Borrower")

By:  /s/ WILLIAM B. ADAMS
     ----------------------------
       William B. Adams

Its:  Chairman
     ----------------------------
Date:  12/8/98
      ---------------------------